UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 3, 2009

SUMTOTAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50640	42-1607228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 North Shoreline Boulevard

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 934-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2009 the Compensation Committee of the Board of Directors of SumTotal Systems, Inc. (the “Company”) approved, adopted and entered into an Amended and Restated Change of Control Agreement with Arun Chandra, which amended the term, benefits and obligations under such agreement, as set forth in the Company’s form of Amended and Restated Change of Control Agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 17, 2006, to provide that the period of coverage, the amount of base salary payable, the amount of the bonus payable, the length of COBRA reimbursements and the term of Mr. Chandra’s covenants under the agreement, including with respect to not competing with, or soliciting employees and customers from, the Company, in each case was amended from 12 months to 18 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SumTotal Systems, Inc.

By:	/s/ Neil Laird
Neil Laird, Chief Financial Officer

Date: April 9, 2009